UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 8.01    Other Events

On May 26, 2026, notice was provided to the registered holders that on June 29, 2026 we will redeem (i) the total $250 million aggregate principal amount of our 4.550% First Mortgage Bonds, Series 2014 A due 2044 and (ii) an aggregate principal amount of $47.8 million of our 5.534% First Mortgage Bonds, Series 2006 due 2035. Based on current U.S. Treasury yields and the applicable make-whole redemption price provisions, we expect that the Series 2014A Bonds will be redeemed at par plus accrued interest to the redemption date and that the Series 2006 Bonds will be redeemed at par plus a make-whole amount, each as determined in accordance with the supplemental indenture related to the respective series of bonds. Copies of the redemption notices are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

The aggregate principal amount of the bonds being redeemed is equal to the amount on the redemption date of the regulatory asset we established in connection with the retirement of the Hal B. Wansley coal plant. The bonds are being redeemed in connection with the refinancing thereof with proceeds from our previously disclosed zero-interest loan from the Rural Utilities Service under its Empowering Rural America (New ERA) program established under the Inflation Reduction Act of 2022, which closed on May 12, 2026. Proceeds from this loan will be used to refinance the principal amount of the bonds to be redeemed and to finance the related make-whole redemption premium. We intend to issue commercial paper as a temporary bridge for the refinancing until the loan advance is received. This refinancing will result in interest expense savings that we will pass on to our members.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “expects” and similar expressions. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Redemption Notice for Oglethorpe Power Corporation’s 4.550% First Mortgage Bonds, Series 2014 A due 2044.
99.2 Partial Redemption Notice for Oglethorpe Power Corporation’s 5.534% First Mortgage Bonds, Series 2006 due 2035.
104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	June 1, 2026	By:	/s/ Annalisa M. Bloodworth
Annalisa M. Bloodworth
President and Chief Executive Officer